SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 5, 2003

ALTRIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-8940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York	10017-5592
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (917) 663-4000

(Former name or former address, if changed since last report.)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

99.1	Altria Group, Inc. Press Release dated November 5, 2003

99.2	Remarks by Louis Camilleri, Chairman and Chief Executive Officer, Altria Group, Inc.

99.3	Reconciliation to Generally Accepted Accounting Principles of Certain Financial Data

Item 9.	Regulation FD Disclosure.

On November 5, 2003, Altria Group, Inc. (the “Company”) issued a press release concerning the presentation by Louis Camilleri, Chairman and Chief Executive Officer of the Company to the Morgan Stanley Global Consumer Conference. A copy of the press release is attached as Exhibit 99.1. The text of Mr. Camilleri’s remarks is attached as Exhibit 99.2.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including the exhibits hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 12.	Results of Operations and Financial Condition.

On November 5, 2003, the Company issued a press release concerning the presentation by Louis Camilleri, Chairman and Chief Executive Officer of the Company to the Morgan Stanley Global Consumer Conference. A copy of the press release is attached as Exhibit 99.1. The text of Mr. Camilleri’s remarks is attached as Exhibit 99.2 and a reconciliation of certain financial data contained in Mr. Camilleri’s remarks to generally accepted accounting principles is attached as Exhibit 99.3.

In accordance with General Instruction B.6 of Form 8-K, the information in this Current Report on Form 8-K, including the exhibits hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/S/ G. PENN HOLSENBECK
Name: G. Penn Holsenbeck
Title: Vice President, Associate General Counsel and Corporate Secretary

DATE: November 5, 2003

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

99.1	Altria Group, Inc. Press Release dated November 5, 2003

99.2	Remarks by Louis Camilleri, Chairman and Chief Executive Officer, Altria Group, Inc.

99.3	Reconciliation to Generally Accepted Accounting Principles of Certain Financial Data